DAVIDSON & COMPANY LLP	Chartered Accountants	A Partnership of Incorporated Professionals

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the use in this Current Report on Form 8-K of Icon Development Inc. of our report dated February 26, 2007 appearing in the Current Report, and to the reference of us in such Current Report.

"DAVIDSON & COMPANY LLP"

Vancouver, Canada	Chartered Accountants

May 11, 2007

A Member of SC INTERNATIONAL
1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
Telephone (604) 687-0947 Fax (604) 687-6172